Investor Contact:						Media Contact:
MIPS Technologies, Inc.					MIPS Technologies, Inc.
Investor Relations					Corporate Communications
Bonnie Gardiner						Lee Garvin Flanagin
+650 567 7007						+650 567 5180
bonnieg@mips.com						flanagin@mips.com


MIPS TECHNOLOGIES ANNOUNCES RESTRUCTURING PLAN
Course of Action to Return to Profitability


MOUNTAIN VIEW, Calif., May 15, 2003 - MIPS Technologies, Inc. (NASDAQ: MIPS, MIPSB) today announced a restructuring plan intended to align expenses consistent with revenue projections with the goal of achieving a return to profitability by the fiscal quarter ending in December 2003. The planned actions will impact all functions within the company including the termination of approximately 60 employees and contractors or approximately one-third of the company's workforce. The company will focus on developing high performance synthesizable processor cores, architectural innovations, and complete solutions to enhance MIPS Technologies position as a market leader in key target markets. Toward that end, the company plans, upon completion of certain ongoing projects, to cease further internal development of custom processor cores. These ongoing projects are expected to be concluded by the end of September.

"The aggressive expense reductions we are implementing today should return us to profitability and better position us to sustain that profitability in the long term," said Casey Eichler, chief financial officer for MIPS Technologies. "We determined that the cost of maintaining our investment in custom development is not justified given the current and projected market demand for these products."

John Bourgoin, chairman and CEO of MIPS Technologies, commented, "Our customers value the independence of MIPS and our open architecture and synthesizable processor cores. Those products have consistently generated broad customer interest and most of our revenues; we are retaining and reinvigorating those businesses. We expect these strong actions to enable a renewed resource focus on our strengths and to help us to build the company from a profitable base."


MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

This press release contains forward-looking statements regarding future events or the future financial performance of MIPS Technologies, Inc., including those relating to our expectations as to our ability to achieve profitability. Actual events or results may differ materially. Many factors could cause the actual results to differ materially from those contained in such forward-looking statements, including but not limited to: that products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies' sales cycle, MIPS Technologies' ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. With respect to MIPS Technologies, we refer you to the documents filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2002 and subsequent Forms 10-Q and 8-K.


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MIPS(r) is a registered trademark in the United States and other countries, and
MIPS-based(tm) is a trademark of MIPS Technologies, Inc.